Exhibit 10.12

Amphitrite Digital Incorporated 6501 Red Hook Plaza, 201-465 St. Thomas, USVI 00802 www.amphitritedigital.com

April 1, 2022

Dear Rob Chapple,

It is with great pleasure to inform you that the Incorporators have elected you to the Board of Directors of Amphitrite Digital. You have been awarded 150,000 stock grants as part of the company’s 2022 Director Stock Incentive Plan. The details of your award are in the attached Stock Option Grant Notice. With this stock grant, you now share in the ownership of Amphitrite Digital and its operating units; Seas the Day Charters USVI and Windy of Chicago. You will be contacted by KoreTransfer USA whom Amphitrite has selected to be our stock transfer agent. They will work with you in establishing an account to manage your securities.

It is our sincere hope that your leadership in the Board of Directors will assist in the growth of Amphitrite as we continue to provide our guests “the best day of their vacation”.

Thank you for your past and your continued contributions to our success.

Warm Wishes,

/s/ Hope Stawski
Hope Stawski President Amphitrite Digital